Exhibit 32.1
Section 1350 Certifications
In connection with the Quarterly Report on Form 10-Q/A, Amendment No. 1 (the “Report”) of PREMIER EXHIBITIONS, INC. (the “Company”) for the quarter ended May 31, 2006, Arnie Geller, the President and Chief Executive Officer of the Company, and Stephen Couture, the Vice President and Chief Financial Officer of the Company, each certifies, that:
(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: October 2, 2006	/s/ Arnie Geller

Arnie Geller President and Chief Executive Officer (Principal Executive Officer)
Dated: October 2, 2006	/s/ Stephen Couture

Stephen Couture Vice President and Chief Financial Officer (Principal Financial Officer)
A signed original of this written statement required by Section 906 of the Sarbanes-Oxley Act of 2002 has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.